Exhibit 99.1

FOR IMMEDIATE RELEASE

ZymoGenetics Announces Proposed Public Offering of Common Stock

SEATTLE, January 6, 2010 — ZymoGenetics, Inc. (Nasdaq: ZGEN) announced today that it has commenced an underwritten public offering, subject to market and other conditions, of 12,000,000 shares of its common stock pursuant to an effective shelf registration statement. ZymoGenetics intends to grant to the underwriters a 30-day option to purchase up to an additional 1,800,000 shares of common stock to cover over-allotments, if any. Leerink Swann LLC is acting as sole book-running manager for the offering.

ZymoGenetics intends to use the net proceeds of the offering for working capital and other general corporate purposes, including, among other things, expenditures in connection with expanding the infrastructure necessary to support the continued commercialization of RECOTHROM and investing in the research, development and commercialization activities necessary to maintain a significant share of the commercial value of the Company other product candidates under development.

The shares will be issued pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission, or SEC. ZymoGenetics also will file with the SEC a preliminary prospectus supplement with respect to the offering.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of ZymoGenetics, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming part of the effective shelf registration statement. Copies of the preliminary prospectus supplement and accompanying base prospectus may be obtained, when available, from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by calling toll free, at 1-800-808-7525, Ext. 4814.

About ZymoGenetics

ZymoGenetics is a biopharmaceutical company focused on the development and commercialization of therapeutic proteins for the treatment of human diseases. In the past, ZymoGenetics has conducted extensive discovery research to identify potential product candidates, with a primary focus in autoimmune disorders and oncology. After a series of strategic initiatives undertaken in 2008 and 2009, ZymoGenetics is now focused on developing and commercializing a limited number of product candidates, which it believes have substantial medical and commercial potential. ZymoGenetics has developed and is marketing RECOTHROM® Thrombin, topical (Recombinant) in the United States. ZymoGenetics has two product candidates in clinical development: PEG-Interferon lambda, being studied in collaboration with Bristol Myers Squibb (BMS) for treatment of hepatitis C virus (HCV) infection, and IL-21, being tested by us as a potential treatment for metastatic melanoma. In addition, ZymoGenetics has an anti-IL-31 monoclonal antibody in preclinical development, which it expects to test initially as a treatment for atopic dermatitis. Several of the product candidates previously identified through ZymoGenetics’ discovery research efforts have been licensed to and are being developed by third parties, including Merck Serono and Novo Nordisk. ZymoGenetics is eligible to receive milestone payments and royalties related to these assets. For further information, visit www.zymogenetics.com.

This news release contains forward-looking statements that are subject to risks and uncertainties. These statements include ZymoGenetics’ completion of the offering and the number of securities sold, and ZymoGenetics’ anticipated use of proceeds. Factors that could affect these forward-looking statements include, but are not limited to, market price and demand for ZymoGenetics’ common stock and events and developments affecting ZymoGenetics’ business and prospects, including the progress on the commercialization efforts for RECOTHROM and clinical developments related to other product candidates. Information on the factors and risks that could affect ZymoGenetics’ business, financial condition and results of operations are contained in ZymoGenetics’ public disclosure filings with the SEC, which are available at www.sec.gov.

Media and Investor Relations

Susan W. Specht

(206) 442-6592